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                                                                    EXHIBIT 23.1


                     [Wipfli Ullrich Bertelson LLP CPAs
                            Consultants Advisors
                                 Letterhead]


                   CONSENT OF WIPFLI ULLRICH BERTELSON LLP


We consent to the incorporation by reference of our reports on the financial statements of F&M Bancorporation, Inc. (dated January 31, 1997) in this Registration Statement on Form S-4, and to the references to our firm under the heading "Experts" in the prospectus forming part of the Registration Statement.



                                              /s/ Wipfli Ullrich Bertelson LLP



May 1, 1997
Appleton, Wisconsin